UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): March 25, 2010
FIRST INTERSTATE BANCSYSTEM, INC.
(Exact name of registrant as specified in its charter)

Montana	001-34653	81-0331430

(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File No.)	Identification No.)
401 North 31st Street, Billings, MT

(Address of principal executive offices)
(406) 255-5390

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 8.01	Other Events.
     On March 25, 2010, First Interstate BancSystem, Inc. (the “Registrant”) declared a quarterly dividend of $0.1125 per share to holders of Class A common stock and Class B common stock. The dividend is to be paid on April 9, 2010 to shareholders of record as of April 5, 2010.
     On March 29, 2010, the Registrant issued a press release announcing the closing of its initial public offering of 11,500,000 shares of Class A common stock, including 1,500,000 shares sold pursuant to the underwriters’ option to cover over-allotments, at a price of $14.50 per share. Net proceeds from the offering, after deducting underwriting discounts, commissions and estimated offering expenses, are estimated to be approximately $153.3 million. The Class A common stock began trading on the NASDAQ Stock Market under the ticker symbol “FIBK” on March 24, 2010.
     A press release dated March 29, 2010 announcing the closing of the initial public offering is attached as Exhibit 99 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.
     (c) Exhibit 99 — March 29, 2010 Press Release

SIGNATURE
          Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: March 29, 2010.

FIRST INTERSTATE BANCSYSTEM, INC.
By:	/s/ LYLE R. KNIGHT
Lyle R. Knight
President and Chief Executive Officer